                                                FILED PURSUANT TO RULE 424(b)(3)
                                                             FILE NO. 333-115395

PROSPECTUS



                           MARKLAND TECHNOLOGIES, INC.



               PROSPECTUS SUPPLEMENT NO. 4 DATED JANUARY 12, 2005

                                       TO

                       THE PROSPECTUS DATED JUNE 21, 2004
                  AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME


            THIS PROSPECTUS SUPPLEMENT DATED JANUARY 12, 2005, ("SUPPLEMENT NO. 4") SUPPLEMENTS THE INFORMATION WE PROVIDED IN OUR PROSPECTUS DATED JUNE 21, 2004, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME (THE "PROSPECTUS"), RELATING TO THE RESALE, FROM TIME TO TIME OF UP TO 31,156,015 SHARES OF OUR COMMON STOCK BY THE SELLING STOCKHOLDERS NAMED THEREIN.

         SUPPLEMENT NO. 4 IS BEING DELIVERED TO YOU ALONG WITH THE PROSPECTUS. SUPPLEMENT NO. 4 SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS AND IS QUALIFIED BY REFERENCE TO THE PROSPECTUS EXCEPT TO THE EXTENT THAT THE INFORMATION IN SUPPLEMENT NO. 4 SUPERSEDES THE INFORMATION CONTAINED IN THE PROSPECTUS. STOCKHOLDERS AND PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE PROSPECTUS IN CONJUNCTION WITH SUPPLEMENT NO. 4 BEFORE MAKING AN INVESTMENT DECISION.

                               RECENT DEVELOPMENTS
                               -------------------


DECEMBER 28, 2004, AMENDMENTS TO EXERCISE PRICES OF CERTAIN WARRANTS
--------------------------------------------------------------------

         SUPPLEMENT NO. 4 REFLECTS CHANGES TO THE PROSPECTUS DATED JUNE 21, 2004, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, (THE "PROSPECTUS") OF MARKLAND TECHNOLOGIES, INC. (THE "COMPANY" OR "WE") WITH RESPECT TO THE EXERCISE PRICE FOR THE WARRANTS HELD BY THE SELLING STOCKHOLDERS IDENTIFIED IN THE REGISTRATION STATEMENT ON FORM SB-2 THAT WAS DECLARED EFFECTIVE BY THE SEC ON DECEMBER 2, 2004 (FILE NO. 333-120390). THE WARRANT AMENDMENTS WERE FILED WITH THE SEC ON DECEMBER 30, 2004, AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K FILED ON THAT DATE. THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS REGISTRATION STATEMENT BEFORE MAKING AN INVESTMENT DECISION.

         On December 28 and 29, 2004, the Company entered into agreements to amend terms of certain of its warrants to purchase shares of the Company's Common Stock. In the aggregate, the amended warrants represent the right to purchase 6,518,750 shares of the Company's Common Stock. Unless otherwise noted, all of the shares underlying the amended warrants have been registered with the SEC in a registration statement on Form SB-2 that was declared effective on December 2, 2004 (File No.333-120390).

Amendment to Warrants Issued to DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd.
--------------------------------------------------------------------------------

         On December 28, 2004, we entered into agreements (the "DKR AMENDMENTS") with DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund Ltd. (collectively "DKR") to amend terms of warrants issued to DKR on September 21, 2004 (the "DKR WARRANTS"), for the purchase of up to 5,200,000 shares of our common stock, $0.0001 par value per share (the "COMMON STOCK") issued in connection with our September 21, 2004, private placement. Specifically, subject to the terms and conditions contained in the DKR Amendment, the parties have agreed:

         o To amend the DKR Warrants so that DKR may exercise all or any portion of the Warrants for an exercise price of $0.60 per share of the Common Stock, from December 28, 2004 until February 28, 2005 (the "DKR EXERCISE PERIOD"). At the end of the DKR Exercise Period, the amendment shall expire and the exercise terms of the DKR Warrants existing prior to December 28, 2004, shall be effective.

         o That DKR shall exercise a minimum of $600,000 in exercise price of the DKR Warrants, as amended, on or before the close of business, New York City time, on December 31, 2004.

         o That the number of shares of Common Stock subject to the DKR Warrants shall not be adjusted as a result of the temporary reduction in exercise price.

         o That at the end of the DKR Exercise Period, we will issue to DKR warrants to purchase a number of shares of Common Stock equal to the number of shares purchased by DKR during the DKR Exercise Period at an exercise price of $1.50 per share (the "NEW DKR WARRANTS").

         The DKR Amendments and the form of the New DKR Warrants have been filed as Exhibits 99.1, 99.2 and 99.3 to our current report on Form 8-K dated December 30, 2004.

         As of January 11, 2005, DKR has exercised the DKR Warrants to purchase 3,000,000 shares of Common Stock.

Relationship with DKR
---------------------

         As previously reported in our Current report on Form 8-K filed on September 23, 2004, on September 21, 2004, we issued Notes and warrants to DKR in a private placement made in reliance on Section 4(2) of Securities Act of 1933. DKR holds our Common Stock and are "accredited investors" within the meaning of Regulation D. The shares underlying these notes and warrants issued on September 21, 2004 have been registered with the SEC in a registration statement on Form SB-2 that was declared effective on December 2, 2004 (File No. 333-120390) (the "December 2, 2004 Registration Statement") . DKR are selling stockholders that may sell the shares registered with the SEC pursuant to the December 2, 2004 registration statement.

A DESCRIPTION OF THE SEPTEMBER 21, 2004, PRIVATE PLACEMENT IS INCLUDED IN POST-EFFECTIVE AMENDMENT No. 4 TO THE REGISTRATION STATEMENT ON FORM SB-2 FILED WITH THE SEC ON NOVEMBER 30, 2004 (File No. 333-115395). THE PURCHASE AGREEMENT AND THE FORMS OF NOTE AND WARRANT EXECUTED IN CONNECTION WITH THAT PRIVATE PLACEMENT WERE FILED AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K FILED ON SEPTEMBER 23, 2004 (FILE NO. 000-28863).

THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS CURRENT REPORT AND ITS EXHIBITS.

Amendment to Warrants Issued to Greenfield Capital Partners LLC
---------------------------------------------------------------

         On December 29, 2004, we entered into an agreement (the "GREENFIELD AMENDMENT") with Greenfield Capital Partners LLC ("GREENFIELD") to amend the terms of a warrant issued to Greenfield on September 21, 2004 (the "GREENFIELD WARRANT") for the purchase of up to 750,000 shares of Common Stock as compensation for consulting services performed by Greenfield in connection with our September 21, 2004, private placement. Specifically, subject to the terms and conditions contained in the Greenfield Amendment, the parties have agreed:

         o To amend the Greenfield Warrants so that Greenfield may exercise all or any portion of the Greenfield Warrant for an exercise price of $0.60 per share of Common Stock, from December 29, 2004 until January 31, 2005 (the "GREENFIELD EXERCISE PERIOD").

         o That Greenfield shall exercise a minimum of 400,000 of the Greenfield Warrant, as amended, on or before the close of business, New York City time, on December 31, 2004, and 350,000 of the Greenfield Warrants, as amended, on or before the close of business, New York City time, on January 31, 2004

         o That the number of shares of Common Stock subject to the Greenfield Warrant shall not be adjusted as a result of the temporary reduction in exercise price.

         o That section 2(b) of the Greenfield Warrant shall be amended so as to prohibit the exercise of the Greenfield Warrants to the extent that such issuance would result in Greenfield beneficially owning more than 9.99% of the outstanding shares of Common Stock.

         The Greenfield Amendment has been filed as Exhibit 99.4 to our current report on Form 8-K dated December 30, 2004.

         As of January 11, 2005, Greenfield has exercised the Greenfield Warrant in full.

Relationship with Greenfield
----------------------------

         On September 21, 2004, we issued warrants, to Greenfield as compensation for consulting services performed by Greenfield in connection with the our September 21, 2004, private placement. This issuance was made in reliance on Section 4(2) of Securities Act of 1933. Greenfield holds our Common Stock and is an "accredited investor" within the meaning of Regulation D. The shares underlying the warrants issued on September 21, 2004, have been registered with the SEC in a registration statement on Form SB-2 that was declared effective on December 2, 2004 (File No. 333-120390). Greenfield is one of the selling stockholders that may sells shares of our common stock registered in the December 2, 2004 Registration Statement.

                  As previously reported in our registration statement on Form SB-2 filed on November 10, 2004, on November 9, 2004, we also issued warrants to Greenfield as compensation for consulting services performed by Greenfield in connection with the our November 9, 2004, private placement. This issuance was made in reliance on Section 4(2) of Securities Act of 1933. The shares underlying the warrants issued on November 9, 2004 are not covered by the December 2, 2004 Registration Statement.

Amendment to Warrants issued to Southridge Partners LP
------------------------------------------------------

         On December 29, 2004, we entered into an agreement (the "SOUTHRIDGE AMENDMENT") with Southridge Partners LP ("SOUTHRIDGE") to amend the terms of a warrant issued to Southridge on November 9, 2004 (the "SOUTHRIDGE WARRANT") for the purchase of up to 568,750 shares of Common Stock in connection with our November 9, 2004, private placement. Specifically, subject to the terms and conditions contained in the Southridge Amendment, the parties have agreed:

         o To amend the Southridge Warrant so that Southridge may exercise all or any portion of the Southridge Warrant for an exercise price of $0.60 per share of Common Stock, from December 29, 2004 until December 31, 2004 (the "SOUTHRIDGE EXERCISE PERIOD").

         o That Southridge shall exercise all of the of the Southridge Warrant, as amended, on or before the close of business, New York City time, on December 31, 2004.

         o That the number of shares of Common Stock subject to the Southridge Warrant shall not be adjusted as a result of the temporary reduction in exercise price.

         o That section 11(a) of the Southridge Warrant shall be deleted in its entirety so as to eliminate restrictions on the ability of Southridge to exercise the Southridge Warrants based on the number of shares of Common Stock beneficially owned by Southridge.

         The Southridge Amendment has been filed as Exhibit 99.5 to our current report on Form 8-K dated December 30, 2004.

         As of January 11, 2005, Southridge had exercised the Southridge Warrant in full.

RELATIONSHIP WITH SOUTHRIDGE
----------------------------

         As previously reported in our registration statement on Form SB-2 filed on November 10, 2004, on November 9, 2004 we issued Notes and warrants to Southridge in a private placement made in reliance on Section 4(2) of Securities Act of 1933. Southridge holds our Common Stock and is an "accredited investor" within the meaning of Regulation D. The shares underlying these Notes and warrants issued on November 9, 2004 have been registered with the SEC in the December 2, 2004 Registration Statement. Southridge is one of the selling stockholders that may sell shares of our common stock registered in the December 2, 2004 Registration Statement.

A DESCRIPTION OF THE NOVEMBER 9, 2004, PRIVATE PLACEMENT IS INCLUDED IN OUR POST-EFFECTIVE AMENDMENT No. 4 TO THIS REGISTRATION STATEMENT FILED WITH THE SEC ON NOVEMBER 30, 2004 (File No. 333-115395). THE PURCHASE AGREEMENT AND THE FORMS OF NOTE AND WARRANT EXECUTED IN CONNECTION WERE FILED AS EXHIBITS TO OUR REGISTRATION STATEMENT ON FORM SB-2 FILED ON NOVEMBER 10, 2004 (FILE NO. 333-120390).. THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS CURRENT REPORT AND ITS EXHIBITS.

APPOINTMENT OF OUR NEW CFO AND COO
----------------------------------

On December 7, 2004, we appointed Gino Pereira as our Chief Financial Officer. Since August of 2004, Mr. Pereira had been acting as a paid consultant to us in matters involving finances. As of November 18, 2004, Mr. Pereira had received $62,497 for his consulting services.

         As part of this transaction Mr. Kenneth P. Ducey, Jr., resigned as the Chief Financial Officer of Markland Technologies, Inc., in order to concentrate on his duties as President of our company. This action was not a result of a disagreement on any matter relating to our operations, policies or practices.

         On December 7, 2004, we appointed Dr. Joseph P. Mackin as our chief operating officer. Dr. Mackin is a member of our Board of Directors as well as that of our wholly owned subsidiary, EOIR Technologies, Inc., (EOIR). He has been employed by EOIR since 2000, and is currently serving as EOIR's president. Dr. Mackin is responsible for strategic technology development and Homeland Security initiatives as well as a key participant in corporate day-to-day operations at EOIR.

         Our board of directors consists of the following members: Robert Tarini, Kenneth P. Ducey, Jr. and Joseph P. Mackin.

DECEMBER 30, 2004, CONTRACTS WITH PRINCIPAL EXECUTIVE OFFICERS, ASSET GROWTH COMPANY, INC AND VERDI CONSULTING.
--------------------------------------------------------------------------------

         THIS PROSPECTUS SUPPLEMENT REFLECTS CHANGES TO OUR PROSPECTUS DATED JUNE 21, 2004, AS AMENDED FROM TIME TO TIME, (THE "PROSPECTUS") OF MARKLAND TECHNOLOGIES, INC. WITH RESPECT TO CONTRACTS BETWEEN THE COMPANY AND OUR PRINCIPAL EXECUTIVE OFFICERS, ASSET GROWTH COMPANY, AND VERDI CONSULTING, INC. THE CONTRACTS WERE FILED WITH THE SEC ON JANUARY 7, 2005, AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K FILED ON THAT DATE. THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS REGISTRATION STATEMENT BEFORE MAKING AN INVESTMENT DECISION.

On December 30, 2004, the Company, entered into employment agreements with four members of its senior management team. Robert Tarini, Chief Executive Officer, Ken Ducey, President, Joseph Mackin, Chief Operating Officer, and Gino Pereira, Chief Financial Officer.

NEW EMPLOYMENT AGREEMENT WITH MR. TARINI

The employment agreement for Mr. Tarini provides for a term of five years, beginning January 2, 2004. Mr. Tarini's cash salary is set at $300,000; this amount does not include shares of Common Stock issued to Mr. Tarini pursuant to the employment agreement.

The employment agreement provides for periodic grants of the Company's Common Stock to Mr. Tarini, the amount of such grants to be determined as a percentage of the Company's outstanding securities as described below:

----------------------- ----------------------- --------------------------
       Grant               Stock Percentage            Final Date
----------------------- ----------------------- --------------------------
     Grant One                   2.5%                 April 1, 2004
----------------------- ----------------------- --------------------------
     Grant Two                   1.0%                 July 1, 2004
----------------------- ----------------------- --------------------------
    Grant Three                  1.0%                October 1, 2004
----------------------- ----------------------- --------------------------
     Grant Four                  2.0%                January 3, 2005
----------------------- ----------------------- --------------------------
     Grant Five                  1.0%                 July 1, 2005
----------------------- ----------------------- --------------------------

As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 2,867,458 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act of 1933.

The employment agreement contains a change in control provision that provides for an acceleration of stock grants and cash salary to Mr. Tarini upon a change in control resulting in the voluntary or involuntary termination of a majority of the current board of directors, the current chief executive officer or the current president. In the event of such a change in control, all pending stock grants will immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Mr. Tarini.

         The employment agreement provides that in the event that Mr. Tarini's engagement with the Company is terminated by the Company without Cause (as that term is defined in Section 8 of the agreement), or by Mr. Tarini for "Good Reason" (as that term is defined in Section 8(f) of the agreement), the Company shall continue to provide Mr. Tarini's cash salary and provide health insurance through the earlier of (a) three months from the date of termination or (b) until Mr. Tarini shall find other full time employment. In the event that Mr. Tarini's employment with the Company is terminated for any other reason, there shall be no continuation of cash salary payments or health insurance.

The employment agreement provides a mechanism whereby the Company may, at the Company's discretion, acquire all or a portion of the Common Stock granted to Mr. Tarini, at a price of $0.01 per share, in the event that Mr. Tarini's engagement with the Company is terminated prior to the registration, or sale pursuant to Rule 144, of those shares. This agreement supplants a previous employment agreement with Mr. Tarini dated May 12, 2004, which was terminated.

Employment with Ken Ducey
-------------------------

         The employment agreement for Mr. Ducey provides for a term of five years, beginning January 2, 2004. Mr. Ducey's cash salary is set at $180,000; this amount does not include shares of Common Stock issued to Mr. Ducey pursuant to the employment agreement.

          The employment agreement provides for periodic grants of the Company's Common Stock to Mr. Ducey, the amount of such grants to be determined as a percentage of the Company's outstanding securities as described below:

------------------------ -------------------------- --------------------------
        Grant                Stock Percentage               Final Date
------------------------ -------------------------- --------------------------
      Grant One                    0.5%                    April 1, 2004
------------------------ -------------------------- --------------------------
      Grant Two                    0.25%                   July 1, 2004
------------------------ -------------------------- --------------------------
     Grant Three                   0.25%                  October 1, 2004
------------------------ -------------------------- --------------------------
      Grant Four                   0.50%                  January 3, 2005
------------------------ -------------------------- --------------------------
      Grant Five                   0.50%                   July 1, 2005
------------------------ -------------------------- --------------------------

As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 716,864 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act of 1933.

         The employment agreement contains a change in control provision that provides for an acceleration of stock grants and cash salary to Mr. Ducey upon a change in control resulting in the voluntary or involuntary termination of a majority of the current board of directors, the current chief executive officer or the current president. In the event of such a change in control, all pending stock grants will immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Mr. Ducey.

         The employment agreement provides that in the event that Mr. Ducey's engagement with the Company is terminated by the Company without cause (as that term is defined in Section 8 of the agreement), or by Mr. Ducey for "Good Reason" (as that term is defined in Section 8(f) of the agreement, the Company shall continue to provide Mr. Ducey's cash salary and provide health insurance through the earlier of (a) three months from the date of termination or (b) until Mr. Ducey shall find other full time employment. In the event that Mr. Ducey's employment with the Company is terminated for any other reason, there shall be no continuation of cash salary payments or health insurance.

         The employment agreement provides a mechanism whereby the Company may, at the Company's discretion, acquire all or a portion of the Common Stock granted to Mr. Ducey, at a price of $0.01 per share, in the event that Mr. Ducey's engagement with the Company is terminated prior to the registration, or sale pursuant to Rule 144, of those shares. This agreement supplants a previous employment agreement with Mr. Ducey dated May 12, 2004, which was terminated.

STRATEGIC OPERATIONS CONTRACTOR AGREEMENT WITH ASSET GROWTH COMPANY
-------------------------------------------------------------------

         The Company also entered in to a Strategic Operations Contractor Agreement with Asset Growth Company, Inc ("ASSET GROWTH"), on December 30, 2004. The Company's president, Ken Ducey, is a director, officer and controlling shareholder of Asset Growth. The Strategic Operations Contractor Agreement provides for a term of engagement of five years beginning on January 2, 2004, to perform duties related to business development and administrative services.

         Under the terms of the agreement, Asset Growth received payment of $120,000 per year, payable in equal monthly installments, as well as periodic grants of the Company's Common Stock. The amount of the grants is calculated as a percentage of the Company's outstanding securities, and described below:

---------------------- ---------------------------- -------------------------
       Grant                Stock Percentage               Final Date
---------------------- ---------------------------- -------------------------
     Grant One                    2.0%                    April 1, 2004
---------------------- ---------------------------- -------------------------
     Grant Two                    0.75%                   July 1, 2004
---------------------- ---------------------------- -------------------------
    Grant Three                   0.75%                  October 1, 2004
---------------------- ---------------------------- -------------------------
     Grant Four                   1.5%                   January 3, 2005
---------------------- ---------------------------- -------------------------
     Grant Five                   0.5%                    July 1, 2005
---------------------- ---------------------------- -------------------------

As reported in our current report on Form 8-K filed on January 7, 2005, the first grant, made on January 3, 2005, was for 2,150,593 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act of 1933.

         The Strategic Operations Contractor Agreement provides for an acceleration of stock grants and payment to Asset Growth upon a change in control resulting in the voluntary or involuntary termination of a majority of the current board of directors, the current chief executive officer, the current president or the current chief financial officer. In the event of such a change in control, all pending grants of stock will immediately be granted and an amount equal to the lesser of three times its then annual payment or the payments owed through the end of the Strategic Operations Contractor Agreement will be placed in an escrow account for distribution to Asset Growth.

         The Strategic Operations Contractor Agreement provides that in the event that Asset Growth Company's engagement with the Company is terminated by the Company without cause (as that term is defined is Section 8 of the agreement), or by Asset Growth Company for "Good Reason" (as that term is defined in Section 8(f) of the agreement, the Company shall continue to provide Asset Growth Company's base payments and provide health insurance benefits through the earlier of (a) three months from the date of termination or (b) until Asset Growth Company shall find other full time employment. In the event that Asset Growth Company's engagement with the Company is terminated for any other reason, there shall be no continuation of cash salary payments or health insurance.

         The agreement provides a mechanism whereby the Company may, at the Company's discretion, acquire all or a portion of the Common Stock granted to Asset Growth, at a price of $0.01 per share, in the event that its engagement with the Company is terminated prior to the registration, or sale pursuant to Rule 144, of those shares. This agreement supplants a previous Strategic Operations Contractor agreement with Asset Growth dated May 12, 2004, which was terminated.

EMPLOYMENT AGREEMENT WITH DR. MACKIN
------------------------------------

         The employment agreement for Dr. Mackin provides for a term of five years, beginning January 3, 2005. Dr. Mackin's cash salary is set at $300,000 as well as periodic grants of the Company's Common Stock. The employment agreement accelerated the vesting date for options previously granted to Dr. Mackin and provides for periodic grants of the Company's Common Stock to Dr. Mackin, as described in the table below, with an initial grant of 2,000,000 shares, as reported in our current report on Form 8-k filed on January 7, 2005. The shares granted on January 3, 2005, have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act of 1933.

----------------------- ----------------------- -------------------------
        Grant              Number of Shares            Grant Date
----------------------- ----------------------- -------------------------
      Grant One                2,000,000             January 3, 2005
----------------------- ----------------------- -------------------------
      Grant Two                1,250,000             January 3, 2006
----------------------- ----------------------- -------------------------
     Grant Three               1,250,000             January 3, 2007
----------------------- ----------------------- -------------------------
     Grant Four                 750,000              January 3, 2008
----------------------- ----------------------- -------------------------
     Grant Five                 750,000              January 3, 2009
----------------------- ----------------------- -------------------------
      Grant Six                 750,000              January 3, 2010
----------------------- ----------------------- -------------------------

         The employment agreement contains a change in control provision that provides for an acceleration of stock grants and cash salary to Dr. Mackin upon a change in control resulting in the voluntary or involuntary termination of a majority of the current board of directors or the current chief executive officer. In the event of such a change in control, all pending stock grants will immediately be granted and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Dr. Mackin.

         The employment agreement provides that in the event that Dr. Mackin's engagement with the Company is terminated by the Company without cause (as that term is defined in Section 8 of the agreement), or by Dr. Mackin for "Good Reason" (as that term is defined in Section 8(f) of the agreement, the Company shall continue to provide Dr. Mackin's cash salary and provide health insurance through the earlier of (a) the expiration of the agreement or (b) until Dr. Mackin shall find equivalent full time employment. In the event that Dr. Mackin's employment with the Company is terminated for any other reason, there shall be no continuation of cash salary payments or health insurance.

         The employment agreement provides a mechanism whereby the Company may, at the Company's discretion, acquire all or a portion of the Common Stock granted to Dr. Mackin, at a price of $0.01 per share, in the event that Dr. Mackin's engagement with the Company is terminated prior to the registration, or sale pursuant to Rule 144, of those shares.

EMPLOYMENT AGREEMENT WITH MR. PEREIRA
-------------------------------------

         The employment agreement for Mr. Pereira provides for a term of five years, beginning December 1, 2004. Mr. Pereira's cash salary is set at $225,000, not including shares of the Company's Common Stock granted pursuant to the employment agreement, with a provision that such cash salary shall be increased to $300,000 on January 15, 2005.

         The employment agreement provides for a grant of 3,000,000 shares of the Company's Common Stock to Mr. Pereira on the date of signing. As reported on our current report on Form 8-K, filed on January 7, 2005, we granted 3,000,000 to Mr. Pereira on December 30, 2004. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act of 1933.

         The employment agreement contains a change in control provision that provides for an acceleration of stock grants and cash salary to Mr. Pereira upon a change in control resulting in the voluntary or involuntary termination of a majority of the current board of directors or the current chief executive officer. In the event of such a change in control, all pending stock grants will immediately be vested and an amount equal to the lesser of three times his then current cash salary or the cash salary owed through the end of the employment agreement will be placed in an escrow account for distribution to Mr. Pereira.

         The employment agreement provides that in the event that Mr. Pereira's engagement with the Company is terminated by the Company without cause (as that term is defined in Section 8 of the agreement), or by Mr. Pereira for "Good Reason" (as that term is defined in Section 8(f) of the agreement, the Company shall continue to provide Mr. Pereira shall find equivalent full time employment. In the event that Mr. Pereira's employment with the Company is terminated for any other reason, there shall be no continuation of cash salary payments or health insurance.

         The employment agreement provides a mechanism whereby the Company may, at the Company's discretion, acquire all or a portion of the Common Stock granted to Mr. Pereira, at a price of $0.01 per share, in the event that Mr. Pereira engagement with the Company is terminated prior to the registration, or sale pursuant to Rule 144, of those shares.

Agreement with Verdi Consulting
-------------------------------

            On January 3, 2005, the Company also entered in to a Consultant Agreement with Verdi Consulting, Inc ("VERDI"). Chad Verdi, a shareholder of the Company, is the sole shareholder of Verdi. For additional information regarding Verdi and Chad Verdi, please refer to the section of this prospectus entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, TRANSACTIONS WITH CHAD VERDI."

         The Consultant Agreement provides for a term of engagement of five years beginning on January 1, 2004, to perform duties related to business development and financing.

    Under the terms of the agreement, Verdi is to receive payment of $300,000 per year, payable in equal monthly installments, as well as periodic grants of the Company's Common Stock. The amount of the grants is calculated as a percentage of the Company's outstanding securities and is described below:

-------------------- -------------------------- ---------------------------
  Grant                  Stock Percentage              Final Date
-------------------- -------------------------- ---------------------------
Grant One                        2.5                   April 1, 2004
-------------------- -------------------------- ---------------------------
Grant Two                       1.00%                  July 1, 2004
-------------------- -------------------------- ---------------------------
Grant Three                     1.00%                   Oct 1, 2004
-------------------- -------------------------- ---------------------------
Grant Four                      2.5%                  January 3, 2005
-------------------- -------------------------- ---------------------------
Grant Five                      0.5%                   July 1, 2005
-------------------- -------------------------- ---------------------------

         As reported on our current report on Form 8-K dated January 7, 2005, the first grant, made on January 3, 2005, was for 3,584,322 shares. These shares have not been registered with the SEC and were granted in reliance on Section 4(2) of the Securities Act of 1933. The result of this grant is that Chad Verdi is the beneficial owner of 4,210,328 shares of our Common Stock, which is 5.60% of our outstanding Common Stock.

         The Consultant Agreement provides for an acceleration of stock grants and payment to Verdi upon a change in control resulting in the voluntary or involuntary termination of a majority of the current board of directors, the current chief executive officer or the current president. In the event of such a change in control, all pending stock grants will immediately be granted and an amount equal to the lesser of three times its then annual payment or the payments owed through the end of the Consultant Agreement will be placed into an escrow account for distribution to Verdi. This agreement supplants a previous Consultant agreement with Verdi dated May 12, 2004.

         The consultant agreement provides that in the event that Verdi's engagement with the Company is terminated by the Company without cause (as that term is defined in Section 8 of the agreement), or by Verdi for "Good Reason" (as that term is defined in Section 8(f) of the agreement, the Company shall continue to provide Verdi's base payments and provide health insurance benefits through the earlier of (a) three months from the date of termination or (b) until Verdi shall find other full time employment. In the event that Asset Growth Company's engagement with the Company is terminated for any other reason, there shall be no continuation of cash salary payments or health insurance.

         The Employment Agreements with Mr. Tarini, Mr. Ducey, Dr. Mackin and Mr. Pereira have been filed as Exhibits 99.4, 99.5, 99.6 and 99.7 to our current report on Form 8-k January 7, 2005.

         The Strategic Operations Contractor Agreement and the Consultant Agreement have been filed as Exhibits 99.8 and 99.9 respectively to our current report Form 8-k January 7, 2005.

JANUARY 4, 2005, AMENDMENTS TO EXERCISE PRICES OF CERTAIN WARRANTS
------------------------------------------------------------------

         SUPPLEMENT NO. 4 REFLECTS CHANGES TO OUR PROSPECTUS DATED JUNE 21, 2004, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, (THE "PROSPECTUS") OF MARKLAND TECHNOLOGIES, INC. WITH RESPECT TO THE EXERCISE PRICE FOR THE WARRANTS HELD BY THE SELLING STOCKHOLDERS IDENTIFIED IN OUR DECEMBER 2, 2004 REGISTRATION STATEMENT. THE WARRANT AMENDMENTS WERE FILED WITH THE SEC ON JANUARY 7, 2005, AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K FILED ON THAT DATE. THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS REGISTRATION STATEMENT BEFORE MAKING AN INVESTMENT DECISION.

         On January 4, 2005, the Company entered into agreements to amend terms of certain of its warrants to purchase shares of the Company's Common Stock. In the aggregate, the amended warrants represent the right to purchase 2,375,000 shares of the Company's Common Stock. Unless otherwise noted, all of the shares underlying the amended warrants have been registered with the SEC the December 2, 2004 Registration Statement.

Amendment to Warrants Issued to David Stefansky
-----------------------------------------------

         On January 4, 2005, we entered into an agreement (the "STEFANSKY AMENDMENT") with David Stefansky ("STEFANSKY") to amend the terms of a warrant issued to him on September 21, 2004 (the "STEFANSKY WARRANTS"), for the purchase of up to 375,000 shares of our common stock, $0.0001 par value per share (the "COMMON STOCK") as compensation for consulting services performed by Stefansky in connection with our September 21, 2004, private placement. Specifically, subject to the terms and conditions contained in the Stefansky Amendment, the parties have agreed:

         o To amend the Stefansky Warrant so that Stefansky may exercise all or any portion of the Stefansky Warrant for an exercise price of $0.60 per share of Common Stock, from January 4, 2005, until January 7, 2005.

         o That Stefansky shall exercise all of the of the Stefansky Warrant, as amended, on or before the close of business, New York City time, on January 7, 2005.

         o That the number of shares of Common Stock subject to the Stefansky Warrant shall not be adjusted as a result of the temporary reduction in exercise price.

         The Stefansky Amendment has been filed as Exhibit 99.1 to our current report on Form 8-K dated January 7, 2005.

         As of January 11, 2005, Stefansky has exercised the Stefansky Warrant in full.

Relationship with Stefansky
---------------------------

         We issued warrants to Stefansky in compensation for his services in connection with our September 21, 2004, and November 9, 2004, private placements. The September 21, 2004, transaction is described in our Current report on Form 8-K filed on September 23, 2004. These warrants were issued in reliance on Section 4(2) of Securities Act of 1933.

         The shares underlying the warrants issued on September 21, 2004 have been registered with the SEC in the December 2, 2004 Registration Statement. Mr. Stefansky is one of the selling stockholders that may sells shares of our common stock registered in the December 2, 2004 Registration Statement. The shares underlying the warrants issued on November 9, 2004 have not been registered with the SEC.

A DESCRIPTION OF THE SEPTEMBER 21, 2004, PRIVATE PLACEMENT IS INCLUDED IN POST-EFFECTIVE AMENDMENT No. 4 TO THE REGISTRATION STATEMENT ON FORM SB-2 FILE No. 333-15395). THE PURCHASE AGREEMENT AND THE FORMS OF NOTE AND WARRANT EXECUTED IN CONNECTION WITH THAT PRIVATE PLACEMENT WERE FILED AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K FILED ON SEPTEMBER 23, 2004 (FILE NO. 000-28863). THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY A COPY THIS CURRENT REPORT AND ITS EXHIBITS.

Amendment to Warrants Issued to Richard Rosenblum
-------------------------------------------------

         On January 4, 2005, we entered into an agreement (the "ROSENBLUM AMENDMENT") with Richard Rosenblum ("ROSENBLUM") to amend the terms of a warrant issued to Rosenblum on September 21, 2004 (the "ROSENBLUM WARRANT"), for the purchase of up to 375,000 shares of Common Stock as compensation for consulting services performed by Rosenblum in connection with our September 21, 2004, private placement. Specifically, subject to the terms and conditions contained in the Rosenblum Amendment, the parties have agreed:

         o To amend the Rosenblum Warrant so that Rosenblum may exercise all or any portion of the Rosenblum Warrant for an exercise price of $0.60 per share of Common Stock, from January 4, 2005, until January 7, 2005.

         o That Rosenblum shall exercise all of the of the Rosenblum Warrant, as amended, on or before the close of business, New York City time, on January 7, 2005.

         o That the number of shares of Common Stock subject to the Rosenblum Warrant shall not be adjusted as a result of the temporary reduction in exercise price.


         The Rosenblum Amendment has been filed as Exhibit 99.2 to our current report on Form 8-K dated January 7, 2005.

         As of January 11, 2005, Rosenblum has exercised the Rosenblum Warrant in full.

RELATIONSHIP WITH ROSENBLUM
---------------------------

         We issued warrants to Rosenblum in compensation for his services in connection with our September 21, 2004, and November 9, 2004, private placements. The September 21, 2004, transaction is also described in our Current report on Form 8-K filed on September 23, 2004. These warrants were issued in reliance on Section 4(2) of Securities Act of 1933. The shares underlying the warrants issued on September 21, 2004 have been registered with the SEC in the December 2, 2004 Registration Statement. Mr. Rosenmblum is one of the selling stockholders that may sells shares of our common stock registered in the December 2, 2004 Registration Statement. The shares underlying the warrants issued on November 9, 2004 have not been registered with the SEC.

A DESCRIPTION OF THE SEPTEMBER 21, 2004, PRIVATE PLACEMENT IS INCLUDED IN POST-EFFECTIVE AMENDMENT No. 4 TO THE REGISTRATION STATEMENT ON FORM SB-2 FILE No. 333-15395). THE PURCHASE AGREEMENT AND THE FORMS OF NOTE AND WARRANT EXECUTED IN CONNECTION WITH THAT PRIVATE PLACEMENT WERE FILED AS EXHIBITS TO OUR CURRENT REPORT ON FORM 8-K FILED ON SEPTEMBER 23, 2004 (FILE NO. 000-28863). THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY A COPY THIS CURRENT REPORT AND ITS EXHIBITS.

AMENDMENT TO WARRANT ISSUED TO HARBORVIEW MASTER FUND LP
--------------------------------------------------------

         On January 4, 2005, we entered into an agreement (the "HARBORVIEW AMENDMENT") with Harborview Master Fund LP ("HARBORVIEW") to amend the terms of a warrant issued to Harborview on November 9, 2004 (the "HARBORVIEW WARRANT") for the purchase of up to 1,625,000 shares of Common Stock in connection with our November 9, 2004, private placement. Specifically, subject to the terms and conditions contained in the Harborview Amendment, the parties have agreed:

         o To amend the Harborview Warrant so that Harborview may exercise all or any portion of the Harborview Warrant for an exercise price of $0.60 per share of Common Stock, from January 4, 2005 until February 28, 2005, after which time the exercise price will return to its original level.

         o That Harborview shall exercise the Harborview Warrant to purchase not less than 250,000 share of Common Stock on or before the close of business, New York City time, on January 7, 2005.

         o That the number of shares of Common Stock subject to the Harborview Warrant shall not be adjusted as a result of the temporary reduction in exercise price.

         The Harborview Amendment has been filed as Exhibit 99.3 to our current report on Form 8-K dated January 7, 2005.

         As of January 11, 2005, Harborview has exercised the Harborview Warrant to purchase 850,000 shares of Common Stock.

RELATIONSHIP WITH HARBORVIEW
----------------------------

         As previously reported in our registration statement on Form SB-2 filed on November 10, 2004, on November 9, 2004, we issued notes and warrants to Harborview in a private placement made in reliance on Section 4(2) of Securities Act of 1933. Harborview holds our Common Stock and is an "accredited investor" within the meaning of Regulation D. The shares underlying these notes and warrants issued on November 9, 2004 have been registered with the SEC in a registration statement on Form SB-2 that was declared effective on December 2, 2004 (File No. 333-120390). Harborview is one of the selling stockholders that may sells shares of our common stock registered in the December 2, 2004 Registration Statement.

A DESCRIPTION OF THE NOVEMBER 9, 2004, PRIVATE PLACEMENT IS INCLUDED IN POST-EFFECTIVE AMENDMENT No. 4 TO THE REGISTRATION STATEMENT ON FORM SB-2 FILE No. (333-15395). THE PURCHASE AGREEMENT AND THE FORMS OF NOTE AND WARRANT EXECUTED IN CONNECTION WITH THAT PRIVATE PLACEMENT HAVE BEEN FILED WITH THE SEC AS EXHIBITS TO THE REGISTRATION STATEMENT ON FORM SB-2 FILED ON NOVEMBER 10, 2004 (FILE NO. 333-120390) . THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS CURRENT REPORT AND ITS EXHIBITS.

JANUARY 5, 2005, PREFERRED STOCK RESTRICTION AGREEMENT AS AMENDED ON JANUARY 12, 2005
--------------------------------------------------------------------------------

         SUPPLEMENT NO. 4 REFLECTS CHANGES TO OUR PROSPECTUS DATED JUNE 21, 2004, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME (THE "PROSPECTUS") OF MARKLAND TECHNOLOGIES, INC. WITH RESPECT TO OUR SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK. THE PREFERRED STOCK RESTRICTION AGREEMENT WAS FILED WITH THE SEC ON JANUARY 11, 2005, AS AN EXHIBIT TO OUR CURRENT REPORT ON FORM 8-K FILED ON THAT DATE. THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS REGISTRATION STATEMENT BEFORE MAKING AN INVESTMENT DECISION.

         On January 5, 2005, the Company entered into a preferred stock restriction agreement (the "AGREEMENT") with James LLC (the "SERIES D HOLDER"), to restrict the sale of shares of the Company's Series D Cumulative Convertible preferred stock (the "SERIES D PREFERRED STOCK") and shares of the Company's common stock, par value $0.0001 per share (the "COMMON STOCK") issuable upon conversion of the Series D Preferred Stock (the "CONVERSION SHARES" and, collectively with the Series D Preferred Stock, the "SUBJECT SECURITIES"). This Agreement supplements our existing Lock-Up Agreement with the Series D Holder originally entered into in connection with our September 21, 2004 private placement (the "ORIGINAL LOCK-UP AGREEMENT"). Specifically, subject to the terms and conditions contained in the Agreement, the parties have agreed that the Series D Holder will not transfer or dispose of any of the Subject Securities prior to March 15, 2005. Beginning on March 15, 2005, the Series D Holder may sell its Conversion Shares in broker's transactions subject to Rule 144 promulgated under the Securities Act of 1933. However, beginning on June 15, 2005, the Series D Holder's sales of the Conversion Shares shall be limited to not more than $600,000 per calendar month. Beginning on September 13, 2005, the monthly limit on the Series D Holder's sales of the Conversion Shares shall be increased to $750,000 per calendar month.

         The Agreement calls for the Company to enter into a Private Equity Credit Agreement with an investor (the "INVESTOR"), for an equity line of credit in the amount of $10,000,000 (the "EQUITY LINE"). The Company is required, within twenty-one (21) days of the execution of the Private Equity Credit Agreement, to file a registration statement with the Securities and Exchange Commission (the "SEC") providing for the resale by the Investor of the shares of Common Stock sold to the Investor pursuant to the Equity Line (the "EQUITY LINE REGISTRATION STATEMENT"). In the event that the Equity Line Registration Statement has not been declared effective by the SEC prior to June 15, 2005, the Company shall pay a penalty of $50,000 per month to the Investor.

         In connection with the execution of the Agreement, the Company agreed to issue warrants to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of Common Stock (the "PAYMENT WARRANTS"). These warrants are issued in replacement of any warrants that might become due to the Series D Holder in connection with the Original Lock-Up Agreement. The Payment Warrants have an initial exercise price of $0.60 per share and expire on January 30, 2009. The Series D Holder is entitled to have the shares subject to these warrants included in the first registration statement filed by the Company with the SEC following the Equity Line Registration Statement. These warrants are unregistered securities and are being issued in reliance on Section 4(2) of the Securities Act of 1933.

         On January 12, 2005, the Agreement was amended to reflect that the Agreement will terminate when the Series D Holder no longer holds any shares of the Series D Preferred Stock, or on February 28, 2005, in the event that the Company has not closed on the transaction referenced in Item 7.01 of the Company's Current Report on Form 8-K filed on December 30, 2004 (File No. 000-28863), on or before February 28, 2005.

Relationship with the James LLC
-------------------------------

         James LLC is the sole holder of our Series D Cumulative Convertible Preferred Stock. As reported in our Current report on Form 8-K filed with the SEC on September 23, 2004, on September 21, 2004, the Company and James LLC entered into a lock-up agreement wherein James LLC agreed not to sell, transfer or otherwise dispose of any of its shares of Series D Preferred Stock, except through conversion and sale of the Conversion Shares under Rule 144. As consideration for this lock-up agreement, the Company agreed to issue warrants to purchase one million eighty-eight thousand one hundred sixty (1,088,160) shares of Common Stock with an exercise price of $0.80 per share.

A DESCRIPTION OF THE SEPTEMBER 21, 2004, LOCK UP AGREEMENT IS INCLUDED IN POST-EFFECTIVE AMENDMENT No. 4 TO THE REGISTRATION STATEMENT ON FORM SB-2 FILE No. 333-15395).THE LOCK UP AGREEMENT AND THE FORM OF WARRANT EXECUTED IN CONNECTION WITH THAT LOCK UP AGREEMENT WERE FILED AS EXHIBITS TO OUR CURRENT REPORT ON FROM 8-K FILED ON SEPTEMBER 23, 2004 (File No. 000-28863). THE AMENDMENT TO THE LOCK UP AGREEMENT WAS FILED AS AN EXHIBIT TO OUR UCRRENT REPORT ON FORM 8-K FILED ON JANUARY 12, 2005 (File No. 000-28863). THESE FILINGS ARE PUBLIC DOCUMENTS AVAILABLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. WE URGE YOU TO OBTAIN AND READ CAREFULLY COPIES OF THESE DOCUMENTS AND THIS CURRENT REPORT AND ITS EXHIBITS.

ASSIGNMENT OF SHARES BY GREENFIELD CAPITAL PARTNERS LLC TO SOUTHRIDGE PARTNERS
LP
--------------------------------------------------------------------------------

We have been notified that on January 7, 2005, Greenfield Capital Partner LLC ("Greenfield"), a selling stockholder pursuant to the December 2, 2004 Registration Statement, assigned all right, title and interest in 750,000 shares of our Common Stock (the "Assigned Shares"), to Southridge Partners LP ("Southridge"), also a selling stockholder pursuant to the December 2 Registration Statement.

Greenfield received the Assigned Shares pursuant to the exercise of a warrant issued to Greenfield as compensation in connection with the Company's September 21, 2004 private placement. The Assigned Shares have been registered with the SEC in the December 2 Registration Statement. After giving effect to this assignment, Greenfield will no longer have any shares to be offered pursuant to this Prospectus.

Supplement No. 4 is being filed to reflect the foregoing change in the number of shares offered under this Prospectus by Greenfield and Southridge. The aggregate number of shares offered and the dollar amount of the shares registered under this Prospectus has not changed.

We have included a description of each of Greenfield's and Southridge's relationship to Markland Technologies, Inc. and how each acquired the shares to be sold in this offering in the Selling Stockholder Table and in the notes to the Selling Stockholder Table in the December 2 Registration Statement. Other than as may be stated in such registration statement or any supplement and/or amendment, neither Greenfield or Southridge has had any material relationship with us or our affiliates within the past three years.

A DESCRIPTION OF THE SEPTEMBER 21, 2004, PRIVATE PLACEMENT IS INCLUDED IN POST-EFFECTIVE AMENDMENT No. 4 TO THE REGISTRATION STATEMENT ON FORM SB-2 FILED ON NOVEMBER 30, 2004. THE FORM OF WARRANT EXECUTED IN CONNECTION WITH THAT PRIVATE PLACEMENT WAS FILED AS AN EXHIBIT TO OUR CURRENT REPORT ON FORM 8-K FILED ON SEPTEMBER 23, 2004 (FILE NO. 000-28863). A complete description of the agreement to amend the Greenfield Warrant is included in our Current Report on Form 8-K filed on December 30, 2004 (file # 000-28863). THE AMENDMENT TO THE WARRANT IS FILED AS AN EXHIBIT THERETO.

                               -------------------

            Our common stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol "MRKL.OB." On January 10, 2005, the last reported sale price of our common stock on the OTC Bulletin Board was $0.835 per share.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Except for historical facts, the statements in this supplement are forward-looking statements. Forward-looking statements are merely our current predictions of future events. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Our Financial Condition and Results of Operations" and "Business" in our Prospectus. We assume no obligation to update our forward-looking statements to reflect new information or developments. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.

                               -------------------

         WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, NEW EVENTS OR ANY OTHER REASON, OR REFLECT ANY EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PROSPECTUS OR THE DATE OF ANY APPLICABLE PROSPECTUS SUPPLEMENT OR THE DATE OF DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS THAT INCLUDE FORWARD-LOOKING STATEMENTS.

                               -------------------

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.

      SEE RISK FACTORS BEGINNING ON PAGE 5 AND ELSEWHERE IN THE PROSPECTUS.


                               -------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 12, 2005